UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2015

ROPER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 Professional PKWY. East, Suite 200, Sarasota, Florida	34240
(Address of Principal Executive Offices)	(Zip code)

(941) 556-2601

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 7, 2015, Roper Technologies, Inc. (the “Company”) consummated the issuance and sale of $600,000,000 principal amount of its 3.000% Senior Notes due 2020 (the “2020 Notes”) and $300,000,000 principal amount of its 3.850% Senior Notes due 2025 (the “2025 Notes”, together with the 2020 Notes, the “Notes”) pursuant to an underwriting agreement dated November 30, 2015 between the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes have been issued pursuant to an Indenture dated as of August 4, 2008 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes have been offered pursuant to the Company’s Registration Statement on Form S-3ASR dated November 24, 2015 (Reg. No. 333-208200), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated November 30, 2015 and a final prospectus supplement dated November 30, 2015.

The material terms and conditions of the Notes are set forth in the form of Officer’s Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.2 to the Company Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

4.1	Form of Officer’s Certificate setting forth the terms of the Notes (with forms of Notes attached)
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.

Date: December 7, 2015	By:	/s/ John Humphrey
		Name:	John Humphrey
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Officer’s Certificate setting forth the terms of the Notes (with forms of Notes attached)

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)